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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 5 to Registration Statement No. 333-33024 of Capstone Turbine Corporation on Form S-1 of our report dated March 20, 2000 (May 26, 2000 for paragraph 1 of Note 13), appearing in the Prospectus, which is part of such Registration Statement and of our report dated March 20, 2000 (May 26, 2000 for paragraph 1 of Note 13), relating to the financial statement schedule appearing elsewhere in this Registration Statement.


We also consent to the reference to us under the headings "Experts" and "Selected Historical Financial Data" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
June 21, 2000